UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 14, 2013

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On June 14, 2013, Repros Therapeutics Inc., a Delaware corporation (the “Company”), entered into the Ninth Amendment (the “Ninth Amendment”) to the PHS Patent License Agreement dated April 16, 1999, by and between the National Institutes of Health, the Centers for Disease Control or the Food and Drug Administration (collectively, the Public Health Service or PHS), agencies of the United States Public Health Service within the Department of Health and Human Services and the Company (as amended, the “Agreement”). The Ninth Amendment substitutes and amends the development benchmarks that the Company is required to meet under the Agreement. The Company is also filing herewith the Eighth Amendment to the Agreement (the “Eighth Amendment”) dated April 20, 2010, which added additional molecules licensed to the Company from PHS under the Agreement.

The foregoing descriptions of the Eighth and Ninth Amendments are qualified in their entirety by reference to the actual amendments filed herewith as Exhibits 10.1 and 10.2, which exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit

Number	Description

10.1	Eighth Amendment to PHS Patent License Agreement, as amended, dated April 20, 2010 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services.

10.2	Ninth Amendment to PHS Patent License Agreement, as amended, dated June 14, 2013 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: June 17, 2013

	By:	/s/ Kathi Anderson
Kathi Anderson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Eighth Amendment to PHS Patent License Agreement, as amended, dated April 20, 2010 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services.

10.2	Ninth Amendment to PHS Patent License Agreement, as amended, dated June 14, 2013 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services.

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